UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant                               ☒

Filed by a Party other than the Registrant:  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

    inVentiv Health, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

EXPLANATORY NOTE

Below is information regarding the approval of a bonus award to Nat Krishnamurti.

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On June 4, 2010, the Compensation Committee of the Board of Directors of inVentiv Health, Inc. (the “Company”) approved a bonus award to Nat Krishnamurti, the Company’s Chief Accounting Officer, of $235,000 payable 50% on October 1, 2010 and 50% on April 1, 2011, subject to his continued employment by the Company on such dates. Any unpaid portion of this bonus will be accelerated and paid if Mr. Krishnamurti is terminated without cause prior to the applicable payment date.

FORWARD-LOOKING STATEMENTS

This filing contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements contained in this communication that are not purely historical are forward-looking statements. Forward-looking statements give the Company’s current expectations or forecasts of future events. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company’s control, and could cause the Company’s results to differ materially from those described. These uncertainties and other factors include, but are not limited to, risks associated with this transaction, including the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the inability to complete the transaction due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the transaction, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory or other approvals and the failure to obtain the necessary debt financing arrangements set forth in the debt commitment letter received in connection with the transaction. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law or the rules of the Nasdaq Global Select Market. Accordingly, any forward-looking statement should be read in conjunction with the additional information about risks and uncertainties as discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”).

Additional Information and Where to Find It.

On May 28, 2010, the Company filed a preliminary proxy statement with the SEC concerning the previously announced proposed transaction contemplated by the Agreement and Plan of Merger, dated May 6, 2010, as amended (the “Merger Agreement”), among the Company, Papillon Holdings, Inc. and Papillon Acquisition, Inc. The definitive proxy statement will be mailed to stockholders of the Company. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by the Company with the SEC at the SEC’s Web site at www.sec.gov. The definitive proxy statement and such other documents will also be available for free on the Company’s website at www.inventivhealth.com under Investor Relations or by directing such request to Investor Relations, inVentiv Health at 800-416-0555.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information concerning the interests of the Company’s participants in the solicitation is set forth in the Company’s Annual Reports on Form 10-K for the year ended December 31, 2009, filed with the SEC on February 24, 2010, the Company’s proxy statement for its 2010 annual meeting of stockholders, filed with the SEC on April 23, 2010, and in the definitive proxy statement relating to the proposed transaction when it becomes available.